UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

RENOVARO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Chief Executive Officer of GEDi Cube B.V.

On February 4, 2025, GEDi Cube B.V. (“GEDi Cube”), a wholly owned subsidiary of Renovaro Cube Intl. Ltd., which is a wholly owned subsidiary of Renovaro Inc. (the “Company”), entered into an amended and restated employment agreement (the “A&R Employment Agreement”) with Maurice van Tilburg with respect to his service as GEDi Cube’s Chief Executive Officer. The A&R Employment Agreement supplements the previous employment agreement between GEDi Cube and Mr. van Tilburg (the “Previous Employment Agreement”), which was disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2025. Any clauses in the Previous Employment Agreement remain in full force unless superseded by any clauses in the A&R Employment Agreement.

Pursuant to the A&R Employment Agreement, GEDi Cube will pay Mr. van Tilburg €22,080 (approximately $22,806) per month. In addition, Mr. van Tilburg shall be eligible to an annual bonus in the amount of up to €96,000 (approximately $99,158), subject to standard payroll deductions and withholdings, upon the achievement of certain performance goals as determined by the Company’s board of directors (the “Board”). Mr. van Tilburg will be entitled to participate in a share option plan defined by the Board. In addition, Mr. van Tilburg will participate in a collective pension plan administered by A.S.R. Nederland, provided he is in compliance with the terms and conditions stipulated in such plan.

Mr. van Tilburg will also be entitled to reimbursement for business expenses incurred at the request and on behalf of GEDi Cube. Mr. van Tilburg will also be entitled to (i) twenty (20) working days of holiday per year, based on full pay and (ii) a holiday allowance in the amount equal to 8% of his gross salary received in the twelve (12) months preceding the month of payment, such payment to be made (A) annually in the month of May or (B) monthly at Mr. van Tilburg’s request. If the A&R Employment Agreement is terminated prematurely, Mr. van Tilburg’s holiday allowance will be due pro rata.

The summary of the A&R Employment Agreement set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the A&R Employment Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVARO INC.

By:	/s/ David Weinstein
Name: David Weinstein Title: Chief Executive Officer

Date: February 10, 2025